EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-131322, effective January 27, 2006, File No. 333-65469, effective October 8, 1998 and File No. 333-161737, effective September 4, 2009) of Environmental Tectonics Corporation and Subsidiaries, of our report, dated August 2, 2012.

/s/ McGladrey LLP
Blue Bell, Pennsylvania
August 2, 2012